Exhibit 10.10

FORM OF BUSINESS NAME SUBLICENSE AGREEMENT

This BUSINESS NAME SUBLICENSE AGREEMENT (the “Agreement”), dated as of [•], 2009, by and between Bayview Asset Management, LLC, a Delaware limited liability company (“Bayview”) and Bayview Mortgage Capital, Inc., a Maryland corporation (the “Company”).

WHEREAS, Bayview Financial, L.P. (“Financial”) is using the name “Bayview” (together with all trademarks and tradenames which are derivatives of that word and all common law rights and other rights associated with that word, and all common law rights and other associated rights with the word Bayview, the “Name”) in connection with the Business;

WHEREAS, Financial has obtained the registrations relating to the Name which are listed on Schedule A (the “Registrations”);

WHEREAS, Financial has agreed to license to Bayview the use of the Name, pursuant to that certain Business Name License Agreement, dated as of October 15, 2008, by and between Financial and Bayview (the “License Agreement”);

WHEREAS, pursuant to the terms of the License Agreement, Bayview is permitted to sublicense the Name to any of its Affiliates; and

WHEREAS, subject to the terms of this Agreement, Bayview desires to sublicense the Name to the Company, and the Company desires to sublicense the Name from Bayview.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Subject to Paragraph 2 hereof, Bayview hereby grants to the Company, subject to the terms of this Agreement, a non-exclusive, royalty-free license to use the Name and Registrations in any manner and for any purpose for which Bayview has the right to use the Name and Registrations (including, but not limited to, to use the Name for any purpose and in any field which is the subject of any of the Registrations and otherwise to take advantage of all rights and benefits derived from the Registrations) and to enjoy all goodwill associated with the Name (the “Sublicense”). The Company shall use reasonable efforts to preserve the quality of the Name, and shall use the Name in good faith and in a dignified manner.

2. The Company may terminate this Agreement at any time, with or without cause, upon thirty (30) days’ prior written notice to Bayview. This Agreement shall terminate without further action by either party, except as otherwise described in Paragraph 4 hereof, in the event that either (i) the Management Agreement, dated as of [•], 2009, between Bayview Fund Management, LLC (the “Manager”) and the Company (the “Management Agreement”), is terminated in accordance with the terms thereof or (ii) the Manager ceases to be under the control of Bayview.

3. This Agreement shall commence and be effective on the date set forth on the first page and shall continue in perpetuity unless terminated in accordance with Paragraph 2 hereof.

4. Upon termination of the Sublicense under this Agreement, the Company agrees to discontinue immediately all use, and refrain from all further use, of the Name and any designations similar thereto. The Company agrees that, in the event of termination of the Sublicense under this Agreement, the Company will, upon request of Bayview, destroy or remove all items bearing the Name or, upon consent of Bayview, which consent shall not be unreasonably withheld, sell all items bearing the Name as soon as commercially reasonable.

5. This Agreement shall not be assigned by either party without the prior written consent of Financial, such consent not to be unreasonably withheld.

6. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THIS AGREEMENT RELATES TO MATTERS WHICH ARE GOVERNED BY FEDERAL TRADEMARK OR COPYRIGHT LAW.

7. Bayview and the Company each agrees that any action or proceeding relating to this Agreement or the transactions contemplated by it may be brought in any Federal or state court sitting in the State of Florida in the United States of America and each of them (i) consents to the jurisdiction of each of those courts in any such action or proceeding, (ii) agrees not to seek to have the venue of any such action or proceeding changed because of inconvenience of the forum or otherwise (except that nothing in this Paragraph 7 will prevent a party from removing an action from a state court to a Federal court sitting in Florida), and (iii) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

8. This Agreement (including the schedule hereto) contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, with respect to those matters, and there are no representations, warranties, understandings or agreements concerning the transactions that are the subject of this Agreement other than those expressly set forth in this Agreement.

9. This Agreement may be executed simultaneously in any number of counterparts some of which may be facsimile copies and some of which may be signed by fewer than all the parties. Each of these counterparts will be deemed an original, but all of which constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by the signature of its duly authorized officer as of the date above first written.

BAYVIEW ASSET MANAGEMENT, LLC

By:
Name:
Title:

BAYVIEW MORTGAGE CAPITAL, INC.

By:
Name:
Title:

SCHEDULE A

LICENSED TRADEMARKS/TRADENAMES

TRADEMARK/ TRADENAME	COUNTRY/ INTERNATIONAL CLASS	REGISTRATION/ SERIAL NO.
	United States / 35,36,37	3,243,320 / 76/651,840

	Canada	1,282,231

	Community Trademark (European Union)	4906012 / 4906012